John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law GroupTM
11300 Tomahawk Creek Parkway, Suite 310
Leawood, KS 66211
Phone: 913.660.0778   Fax: 913.660.9157
john.lively@1940actlawgroup.com

May 1, 2017

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the REMS International Real Estate Value-Opportunity Fund, the REMS Real Estate Value-Opportunity Fund, and the REMS Real Estate Income 50/50 Fund, each a series portfolio of the World Funds Trust (the “Trust”), which is included in a Post-Effective Amendment to the Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and an Amendment to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.